UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

June 26, 2018

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue,

Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 26, 2018, Diane Bessette, who is a Vice President and the Treasurer of the Company, and, effective April 11, 2018, was elected to the additional position of Chief Financial Officer, received an increase in her base salary, effective December 1, 2017, to $750,000. In addition, on June 26, 2018, Ms. Bessette was granted 19,376 shares of restricted Class A common stock, one-third of which vest on each of July 2, 2019, July 2, 2020 and July 2, 2021, subject to forfeiture in accordance with the terms of the grant.

Also on June 26, 2018, Bruce Gross, who was formerly Vice President and Chief Financial Officer of the Company and, on April 11, 2018, was promoted to Chief Executive Officer of Lennar Financial Services, a subsidiary of the Company, received an increase in his base salary, effective December 1, 2017, to $750,000. In addition, on June 26, 2018, Mr. Gross was granted 26,157 shares of restricted Class A common stock, one-third of which vest on each of July 2, 2019, July 2, 2020 and July 2, 2021, subject to forfeiture in accordance with the terms of the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2018	Lennar Corporation

	By:	/s/ Diane Bessette
	Name:	Diane Bessette
	Title:	Vice President, Chief Financial Officer and Treasurer